EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 844-7637
Salt Lake City, Utah	July 20, 2015
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS SECOND QUARTER 2015 RESULTS

SALT LAKE CITY, July 20, 2015 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported second quarter net income of $14.0 million and a net loss applicable to common shareholders of $(1.1) million, or $(0.01) per diluted common share. During the second quarter, the Company sold the remaining portfolio of its collateralized debt obligation (“CDO”) securities and recognized a one-time pretax loss of approximately $137 million, or $0.42 after-tax per diluted common share. Shareholders’ equity was not adversely affected as the loss had been previously recognized in accumulated other comprehensive income (“AOCI”). Excluding the loss, net earnings applicable to common shareholders was $83.4 million, or $0.41 per diluted common share, for the second quarter of 2015, compared to $75.3 million, or $0.37 per diluted common share, for the first quarter of 2015.

Second Quarter 2015 Highlights

•
Credit quality metrics were generally stable with a decrease in nonaccruing loans and a slight increase in classified loans from the prior quarter. Annualized net charge-offs were 0.11% of average loans. The overall effect contributed to a $0.6 million provision for loan losses.

•
Total noninterest expense was $404 million during the second quarter and $802 million year-to date. Certain one-time and seasonal expenses during the second quarter of 2015 were partially offset by other expense credits, including insurance recoveries of $9.2 million. The Company is maintaining its commitment to hold noninterest expenses below $1.6 billion in 2015 and 2016.

•
Loan balances, excluding energy-related loans, increased $128 million during the second quarter compared to a $25 million increase during the first quarter calculated on the same basis. Energy-related loans declined $284 million linked quarter. Overall, net loans and leases declined $156 million during the second quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
July 20, 2015

•
Net interest income increased slightly from the prior quarter; however, the net interest margin declined 4 basis points to 3.18%, primarily driven by an increased concentration of cash and securities. Loan yields were generally stable with the prior quarter.

•	Noninterest income, excluding securities gains and losses, increased due to continued success in sales of treasury management products and credit card fee growth.

•	Total deposits increased at an annualized rate of 6.8% during the second quarter, led by strength in noninterest-bearing deposits.

“We are pleased to have completed the disposition of the remaining collateralized debt obligations in our securities portfolio during the second quarter, a move which both reduces risk and will allow us to deploy the cash received in more productive and profitable earning assets,” said Harris H. Simmons, chairman and chief executive officer. “We are also encouraged by the Company’s continued low credit costs. Although the effects of the energy price decline are not yet fully manifest, we are encouraged with the results of the spring borrowing base redetermination process, the strength of the capital markets in recapitalizing a substantial number of energy companies, and other factors – including strong portfolio management by our energy lending team – which contributed to linked-quarter stability in nonaccrual energy loans.”

Mr. Simmons continued, “Total loan growth was the major soft spot of the quarter, although much of that was primarily attributable to higher prepayment rates within the energy sector.” Mr. Simmons concluded, “Finally, I am very appreciative of the great work being performed by so many of my colleagues throughout Zions Bancorporation with respect to the various initiatives we’ve undertaken to simplify our organizational structure and increase our productivity. We are fully committed to achieving the goals we announced during the quarter.”

Loans
Net loans and leases held for investment decreased $156 million, or 0.4%, to $40.0 billion at June 30, 2015 from $40.2 billion at March 31, 2015. The decrease was primarily attributable to commercial and industrial loans, including a quarterly decline of $284 million in energy-related loans primarily at Amegy Bank. This decrease was consistent with expectations of reduced loan volume within the energy industry and was a contributing factor in maintaining relatively stable classified loan balances. Excluding energy-related loans, net loans and leases increased $128 million during the quarter, compared to $25 million during the prior quarter. The Company’s exposure to commercial real estate declined slightly from the prior quarter due to elevated paydowns and payoffs.

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ZIONS BANCORPORATION
Press Release – Page 3
July 20, 2015

Average loans and leases held for investment of $40.1 billion during the second quarter of 2015 decreased slightly from $40.2 billion during the first quarter. Unfunded lending commitments were $17.6 billion at June 30, 2015, compared to $17.5 billion at March 31, 2015.

Energy-Related Exposure
The following table presents the distribution of energy-related loans by customer market segment:

ENERGY-RELATED EXPOSURE*		% of total loans		% of total loans		% of total loans
(In millions)	June 30, 2015		March 31, 2015		December 31, 2014

Loans and leases
Oil and gas-related	$2,883	7.2%	$3,157	7.9%	$3,073	7.7%
Alternative energy	222		232		225
Total loans and leases	3,105		3,389		3,298
Unfunded lending commitments	2,403		2,451		2,731
Total credit exposure	$5,508		$5,840		$6,029

Private equity investments	$13		$20		$21

Distribution of oil and gas-related balances
Upstream – exploration and production	33%	34%	34%
Midstream – marketing and transportation	20%	21%	19%
Downstream – refining	5%	4%	4%
Other non-services	3%	2%	2%
Oilfield services	30%	30%	31%
Energy service manufacturing	9%	9%	10%
Total loans and leases	100%	100%	100%

*
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as energy-related, including a particular segment of energy-related activity, e.g., upstream or downstream.

The Company’s overall balance of oil and gas-related loans decreased 9% to $2.9 billion. Exploration and production balances declined approximately 12%, and energy services loan balances declined approximately 8% from the prior quarter.

As a result of the second quarter spring redetermination of exploration and production energy loan borrowing bases, most borrowing bases declined, although some remained unchanged or expanded. The Company’s assessment of credit quality of the energy loan portfolio was consistent with the first quarter. The results of the shared national credit exam are reflected in the Company’s financial statements.

At June 30, 2015, approximately $66 million, or 2.1%, of the energy-related loan balances were nonaccruing, compared to $65 million, or 1.9%, at March 31, 2015. Approximately 87% of energy-related nonaccruing loans were current at June 30, 2015, compared to 93% at March 31, 2015. Classified energy-related loans were $325 million at June 30, 2015, compared to $295 million at March 31, 2015.

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ZIONS BANCORPORATION
Press Release – Page 4
July 20, 2015

Asset Quality
Credit quality was generally stable when comparing the second quarter to the first. Nonperforming assets declined to $386 million at June 30, 2015 from $399 million at March 31, 2015. Classified loans increased slightly to $1.29 billion at June 30, 2015 from $1.27 billion at March 31, 2015. The ratio of nonperforming assets to loans and leases and other real estate owned declined to 0.96% at June 30, 2015, compared to 0.99% at March 31, 2015. Net charge-offs were $11 million in the second quarter, or an annualized 0.11% of average loans. The allowance for credit losses declined $13 million to $689 million, which was 1.72% of loans and leases at June 30, 2015, compared to $702 million, or 1.75% of loans and leases at March 31, 2015.

Deposits
Total deposits increased $814 million to $48.9 billion at June 30, 2015, compared to $48.1 billion at March 31, 2015, resulting primarily from increased noninterest-bearing deposits. Average total deposits increased $641 million to $48.1 billion for the second quarter of 2015, compared to $47.5 billion for the first quarter of 2015.

Shareholders’ Equity
Tangible book value per common share improved to $26.95 at June 30, 2015, compared to $26.64 at March 31, 2015. Compared to June 30, 2014, tangible book value per common share improved by approximately 7.2%.

The estimated Basel III common equity tier 1 (“CET1”) capital ratio on a 2015 phase-in basis was 11.91% at June 30, 2015. As was previously announced, due to the sale of the remainder of its CDO portfolio, the Company experienced a reduction of its risk-weighted assets. However, regulatory agencies recently published a frequently-asked question document regarding the risk weighting of certain construction and land development loans. As a result of its review of the FAQ, the Company increased the risk-weighting of the portion of its construction and land development portfolio characterized as high volatility commercial real estate (“HVCRE”), which resulted in an increase of risk-weighted assets of approximately $0.75 billion at June 30, 2015. The Company’s HVCRE interpretation includes loans on construction projects that have greater than 15% cash equity, are completed and cash flowing, but have not been converted to a “permanent loan.” On this basis, the CET1 capital ratio was estimated to be 11.76% at March 31, 2015. Although the risk weighting of these loans was adjusted, the risk profile of these loans is not materially different than was previously reported; only 1% of construction and land development loans are on nonaccrual status, unchanged from the prior quarter, and the Company has experienced net recoveries on such loans for several consecutive quarters.

Accumulated other comprehensive income (loss) improved to $(35) million at June 30, 2015 from $(115) million at March 31, 2015, primarily as a result of the CDO sales.

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ZIONS BANCORPORATION
Press Release – Page 5
July 20, 2015

Net Interest Income
Net interest income increased to $424 million in the second quarter of 2015 from $417 million in the first quarter of 2015. The increase resulted primarily from an additional day of income. The net interest margin decreased to 3.18% in the second quarter of 2015, compared to 3.22% in the first quarter of 2015, primarily due to an increased concentration of cash and securities. During the quarter, as it executes its strategy to improve yields on interest earning assets, the Company increased its government agency residential mortgage backed securities by $583 million and increased its interest rate swap portfolio by approximately $438 million.

Noninterest Income
Excluding the losses from sales of CDOs, noninterest income for the second quarter of 2015 was $137 million, compared to $122 million for the first quarter of 2015. Service charges and fees on deposit accounts and other service charges, commissions and fees increased 4.1% during the first half of 2015 compared to the first half of 2014. The increases were primarily driven by credit card and interchange fees, mortgage loan fees, and interest rate swap management fees. Other noninterest income included a $2.4 million gain related to a branch sale.

During the second quarter of 2015, the Company received approximately $13 million in paydowns and payoffs on its CDO portfolio and by mid-June the Company sold its remaining portfolio of CDO securities ($574 million amortized cost), resulting in net realized pretax losses of approximately $137 million. These sales were accretive to shareholders’ equity as the realized losses were somewhat less than the unrealized losses recorded in AOCI at March 31, 2015.

Noninterest Expense
Noninterest expense for the second quarter of 2015 was $404 million, compared to $397 million for the first quarter of 2015 and $406 million for the second quarter of 2014. Salaries and employee benefits increased by $7.6 million as a result of annual incentive stock awards and variable compensation accruals driven by price changes in the Company’s common stock. Other noninterest expense declined primarily due to $9.2 million in insurance recoveries.

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 20, 2015). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 71960337, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 6
July 20, 2015

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Company is a national leader in Small Business Administration lending and received 24 “Excellence” awards by Greenwich Associates for the 2014 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
July 20, 2015

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
BALANCE SHEET
Loans and leases, net of allowance	$39,414,609	$39,560,101	$39,458,995	$39,129,295	$38,954,172
Total assets	58,365,459	57,555,931	57,208,874	55,458,870	55,111,275
Deposits	48,937,124	48,123,360	47,848,075	46,266,562	45,672,140
Total shareholders’ equity	7,530,175	7,454,298	7,369,530	7,322,159	6,700,090

STATEMENT OF INCOME
Net interest income	$423,704	$417,346	$430,430	$416,819	$416,284
Taxable-equivalent net interest income	428,015	421,581	434,789	420,850	420,202
Provision for loan losses	566	(1,494)	11,587	(54,643)	(54,416)
Total noninterest income	421	121,822	129,396	116,071	124,849
Total noninterest expense	404,100	397,461	422,666	438,536	406,027
Net earnings (loss) applicable to common shareholders	(1,100)	75,279	66,761	79,127	104,490

PER COMMON SHARE
Net earnings (loss) per diluted common share	$(0.01)	$0.37	$0.33	$0.40	$0.56
Dividends	0.06	0.04	0.04	0.04	0.04
Book value per common share [1]	32.03	31.74	31.35	31.14	30.77
Tangible book value per common share [1]	26.95	26.64	26.23	26.00	25.13

SELECTED RATIOS
Return on average assets	0.10%	0.66%	0.57%	0.69%	0.87%
Return on average common equity	(0.07)%	4.77%	4.06%	5.10%	7.30%
Tangible return on avg tangible common equity	0.03%	5.80%	4.95%	6.19%	9.07%
Net interest margin	3.18%	3.22%	3.25%	3.20%	3.29%
Efficiency ratio	71.4%	72.3%	74.1%	73.0%	73.3%
Ratio of nonperforming lending-related assets to loans and leases and other real estate owned	0.96%	0.99%	0.81%	0.84%	0.95%
Annualized ratio of net loan and lease charge-offs to average loans	0.11%	(0.17)%	0.17%	0.11%	0.06%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.72%	1.75%	1.71%	1.74%	1.95%

Capital Ratios [1]
Tangible common equity ratio	9.58%	9.58%	9.48%	9.70%	8.60%
Basel III: [2]
Common equity tier 1 capital	11.91%	11.76%
Tier 1 leverage	11.67%	11.75%
Tier 1 risk-based capital	14.15%	13.93%
Total risk-based capital	16.20%	15.98%
Basel I:
Tier 1 common equity			11.92%	11.86%	10.45%
Tier 1 leverage			11.82%	11.87%	11.00%
Tier 1 risk-based capital			14.47%	14.43%	13.00%
Total risk-based capital			16.27%	16.28%	14.90%

Weighted average common and common-equivalent shares outstanding	202,887,762	202,944,209	203,277,500	197,271,076	185,286,329
Common shares outstanding [1]	203,740,914	203,192,991	203,014,903	202,898,491	185,112,965

[1]	At period end.

[2]
Basel III capital ratios became effective January 1, 2015 and are based on a 2015 phase-in. The ratios at June 30, 2015 and March 31, 2015 are estimates; the March 31, 2015 ratios vary from previous disclosures as the Company refines its calculation methodology. See previous discussion in this press release under “Shareholders’ Equity.”

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ZIONS BANCORPORATION
Press Release – Page 8
July 20, 2015

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$758,238	$720,858	$841,942	$585,672	$1,381,262
Money market investments:
Interest-bearing deposits	7,661,311	6,791,762	7,178,097	7,467,884	6,389,222
Federal funds sold and security resell agreements	1,404,246	1,519,352	1,386,291	355,844	478,535
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $578,327, $602,355, $677,196, $642,529, and $643,926)	570,869	590,950	647,252	609,758	615,104
Available-for-sale, at fair value	4,652,415	4,450,502	3,844,248	3,563,408	3,462,809
Trading account, at fair value	74,519	71,392	70,601	55,419	56,572
	5,297,803	5,112,844	4,562,101	4,228,585	4,134,485

Loans held for sale	152,448	128,946	132,504	109,139	164,374

Loans and leases, net of unearned income and fees	40,023,984	40,180,114	40,063,658	39,739,572	39,630,079
Less allowance for loan losses	609,375	620,013	604,663	610,277	675,907
Loans, net of allowance	39,414,609	39,560,101	39,458,995	39,129,295	38,954,172

Other noninterest-bearing investments	863,443	870,125	865,950	855,743	854,978
Premises and equipment, net	856,577	844,900	829,809	811,127	803,214
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	20,843	23,162	25,520	28,160	30,826
Other real estate owned	13,269	17,256	18,916	27,418	27,725
Other assets	908,543	952,496	894,620	845,874	878,353
	$58,365,459	$57,555,931	$57,208,874	$55,458,870	$55,111,275

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$21,557,584	$20,854,630	$20,529,124	$19,771,631	$19,611,516
Interest-bearing:
Savings and money market	24,744,288	24,540,927	24,583,636	23,742,911	23,308,114
Time	2,263,146	2,344,818	2,406,924	2,441,756	2,500,303
Foreign	372,106	382,985	328,391	310,264	252,207
	48,937,124	48,123,360	47,848,075	46,266,562	45,672,140

Federal funds and other short-term borrowings	227,124	203,597	244,223	191,798	258,401
Long-term debt	1,050,938	1,089,321	1,092,282	1,113,677	1,933,136
Reserve for unfunded lending commitments	79,961	82,287	81,076	79,377	95,472
Other liabilities	540,137	603,068	573,688	485,297	452,036
Total liabilities	50,835,284	50,101,633	49,839,344	48,136,711	48,411,185

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,004,032	1,004,032	1,004,011	1,004,006	1,004,006
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 203,740,914, 203,192,991, 203,014,903, 202,898,491, and 185,112,965 shares	4,738,272	4,728,556	4,723,855	4,717,295	4,192,136
Retained earnings	1,823,043	1,836,619	1,769,705	1,711,785	1,640,785
Accumulated other comprehensive income (loss)	(35,172)	(114,909)	(128,041)	(110,927)	(136,837)
Total shareholders’ equity	7,530,175	7,454,298	7,369,530	7,322,159	6,700,090
	$58,365,459	$57,555,931	$57,208,874	$55,458,870	$55,111,275

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ZIONS BANCORPORATION
Press Release – Page 9
July 20, 2015

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income:
Interest and fees on loans	$420,642	$415,755	$431,084	$430,416	$433,802
Interest on money market investments	5,785	5,218	5,913	5,483	4,888
Interest on securities	28,809	27,473	24,963	24,377	24,502
Total interest income	455,236	448,446	461,960	460,276	463,192
Interest expense:
Interest on deposits	12,321	12,104	12,548	12,313	12,096
Interest on short- and long-term borrowings	19,211	18,996	18,982	31,144	34,812
Total interest expense	31,532	31,100	31,530	43,457	46,908
Net interest income	423,704	417,346	430,430	416,819	416,284
Provision for loan losses	566	(1,494)	11,587	(54,643)	(54,416)
Net interest income after provision for loan losses	423,138	418,840	418,843	471,462	470,700

Noninterest income:
Service charges and fees on deposit accounts	41,616	41,194	42,224	43,468	41,400
Other service charges, commissions and fees	51,705	47,486	50,130	51,639	47,959
Wealth management income	8,160	7,615	8,078	7,438	7,980
Loan sales and servicing income	8,382	7,706	7,134	7,592	7,332
Capital markets and foreign exchange	7,275	5,501	6,266	5,400	5,875
Dividends and other investment income	9,343	9,372	16,479	11,324	7,995
Fair value and nonhedge derivative income (loss)	1,844	(1,088)	(961)	44	(1,934)
Equity securities gains, net	4,839	3,353	9,606	440	2,513
Fixed income securities gains (losses), net	(138,436)	(239)	(11,620)	(13,901)	5,026
Other	5,693	922	2,060	2,627	703
Total noninterest income	421	121,822	129,396	116,071	124,849

Noninterest expense:
Salaries and employee benefits	251,133	243,519	238,731	245,518	238,760
Occupancy, net	30,095	29,339	29,962	28,495	28,939
Furniture, equipment and software	31,247	29,713	30,858	28,524	27,986
Other real estate expense	(445)	374	(3,467)	875	(266)
Credit-related expense	8,106	5,939	7,518	6,508	7,161
Provision for unfunded lending commitments	(2,326)	1,211	1,699	(16,095)	6,779
Professional and legal services	13,110	11,483	26,257	16,588	12,171
Advertising	6,511	6,975	5,805	6,094	6,803
FDIC premiums	8,609	8,119	8,031	8,204	8,017
Amortization of core deposit and other intangibles	2,318	2,358	2,640	2,665	2,736
Debt extinguishment cost	2,395	—	—	44,422	—
Other	53,347	58,431	74,632	66,738	66,941
Total noninterest expense	404,100	397,461	422,666	438,536	406,027
Income before income taxes	19,459	143,201	125,573	148,997	189,522
Income taxes	5,499	51,176	43,759	53,109	69,972
Net income	13,960	92,025	81,814	95,888	119,550
Preferred stock dividends	(15,060)	(16,746)	(15,053)	(16,761)	(15,060)
Net earnings (loss) applicable to common shareholders	$(1,100)	$75,279	$66,761	$79,127	$104,490

Weighted average common shares outstanding during the period:
Basic shares	202,888	202,603	202,783	196,687	184,668
Diluted shares	202,888	202,944	203,278	197,271	185,286
Net earnings (loss) per common share:
Basic	$(0.01)	$0.37	$0.33	$0.40	$0.56
Diluted	(0.01)	0.37	0.33	0.40	0.56

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ZIONS BANCORPORATION
Press Release – Page 10
July 20, 2015

Note: FDIC-supported/PCI loans previously disclosed separately at September 30, 2014 and June 30, 2014 have been reclassified to their respective loan segments and classes due to declining materiality. Subsequent schedules presented herein reflect, as applicable, these reclassifications.
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Commercial:
Commercial and industrial	$13,111	$13,264	$13,163	$12,874	$12,789
Leasing	402	407	409	405	415
Owner occupied	7,277	7,310	7,351	7,430	7,499
Municipal	589	555	521	518	522
Total commercial	21,379	21,536	21,444	21,227	21,225

Commercial real estate:
Construction and land development	2,062	2,045	1,986	1,895	2,343
Term	8,058	8,088	8,127	8,259	8,093
Total commercial real estate	10,120	10,133	10,113	10,154	10,436

Consumer:
Home equity credit line	2,348	2,315	2,321	2,266	2,215
1-4 family residential	5,194	5,213	5,201	5,156	4,830
Construction and other consumer real estate	372	373	371	350	339
Bankcard and other revolving plans	409	407	401	389	381
Other	202	203	213	198	204
Total consumer	8,525	8,511	8,507	8,359	7,969
Total loans	$40,024	$40,180	$40,064	$39,740	$39,630

Nonperforming Assets
(Unaudited)

(Amounts in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Nonaccrual loans	$372,830	$382,066	$306,648	$307,230	$351,447
Other real estate owned	13,269	17,256	18,916	27,418	27,725
Total nonperforming assets	$386,099	$399,322	$325,564	$334,648	$379,172

Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.96%	0.99%	0.81%	0.84%	0.95%

Accruing loans past due 90 days or more	$27,204	$31,552	$29,228	$30,755	$46,769
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.07%	0.08%	0.07%	0.08%	0.12%

Nonaccrual loans and accruing loans past due 90 days or more	$400,034	$413,618	$335,876	$337,985	$398,216
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	1.00%	1.03%	0.84%	0.85%	1.00%

Accruing loans past due 30-89 days	$124,955	$97,242	$86,488	$89,081	$108,083

Restructured loans included in nonaccrual loans	118,358	110,364	97,779	109,673	103,157
Restructured loans on accrual	180,146	199,065	245,550	264,994	320,206

Classified loans	1,293,022	1,268,981	1,147,106	1,187,407	1,304,077

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 11
July 20, 2015

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Allowance for Loan Losses
Balance at beginning of period	$620,013	$604,663	$610,277	$675,907	$736,953
Add:
Provision for losses	566	(1,494)	11,587	(54,643)	(54,416)
Adjustment for FDIC-supported/PCI loans	38	(38)	(19)	(25)	(444)
Deduct:
Gross loan and lease charge-offs	(31,048)	(20,188)	(35,544)	(26,471)	(23,400)
Recoveries	19,806	37,070	18,362	15,509	17,214
Net loan and lease (charge-offs) recoveries	(11,242)	16,882	(17,182)	(10,962)	(6,186)
Balance at end of period	$609,375	$620,013	$604,663	$610,277	$675,907

Ratio of allowance for loan losses to loans and leases, at period end	1.52%	1.54%	1.51%	1.54%	1.71%

Ratio of allowance for loan losses to nonperforming loans, at period end	163.45%	162.28%	197.18%	198.64%	192.32%

Annualized ratio of net loan and lease charge-offs to average loans	0.11%	(0.17)%	0.17%	0.11%	0.06%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$82,287	$81,076	$79,377	$95,472	$88,693
Provision charged (credited) to earnings	(2,326)	1,211	1,699	(16,095)	6,779
Balance at end of period	$79,961	$82,287	$81,076	$79,377	$95,472

Total Allowance for Credit Losses
Allowance for loan losses	$609,375	$620,013	$604,663	$610,277	$675,907
Reserve for unfunded lending commitments	79,961	82,287	81,076	79,377	95,472
Total allowance for credit losses	$689,336	$702,300	$685,739	$689,654	$771,379

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.72%	1.75%	1.71%	1.74%	1.95%

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ZIONS BANCORPORATION
Press Release – Page 12
July 20, 2015

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Loans held for sale	$—	$—	$—	$—	$29

Commercial:
Commercial and industrial	165	163	106	88	83
Leasing	—	—	—	1	1
Owner occupied	89	98	87	98	101
Municipal	1	1	1	8	9
Total commercial	255	262	194	195	194

Commercial real estate:
Construction and land development	20	22	24	25	24
Term	44	38	25	30	44
Total commercial real estate	64	60	49	55	68

Consumer:
Home equity credit line	9	10	12	12	11
1-4 family residential	43	48	50	43	45
Construction and other consumer real estate	1	2	2	2	2
Bankcard and other revolving plans	1	—	—	—	1
Other	—	—	—	—	1
Total consumer	54	60	64	57	60
Subtotal nonaccrual loans	373	382	307	307	322
Total nonaccrual loans	$373	$382	$307	$307	$351

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Commercial:
Commercial and industrial	$13	$(5)	$18	$9	$7
Leasing	—	—	—	—	—
Owner occupied	(3)	—	—	2	(2)
Municipal	—	—	—	—	—
Total commercial	10	(5)	18	11	5

Commercial real estate:
Construction and land development	(1)	(3)	(1)	(2)	(3)
Term	2	(10)	(1)	2	3
Total commercial real estate	1	(13)	(2)	—	—

Consumer:
Home equity credit line	—	(1)	—	—	1
1-4 family residential	—	1	1	(1)	(1)
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	—	1	1
Other	(1)	—	—	—	—
Total consumer loans	—	1	1	—	1
Total net charge-offs (recoveries)	$11	$(17)	$17	$11	$6

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ZIONS BANCORPORATION
Press Release – Page 13
July 20, 2015

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	June 30, 2015		March 31, 2015		December 31, 2014
(In thousands)	Average balance	Average yield/rate	Average balance	Average yield/rate	Average balance	Average yield/rate
ASSETS
Money market investments	$8,414,602	0.28%	$8,013,355	0.26%	$8,712,588	0.27%
Securities:
Held-to-maturity	583,349	5.06%	632,927	5.12%	634,973	4.97%
Available-for-sale	4,585,760	1.99%	4,080,004	2.06%	3,676,403	1.98%
Trading account	76,706	3.19%	69,910	3.47%	69,323	3.02%
Total securities	5,245,815	2.35%	4,782,841	2.49%	4,380,699	2.43%

Loans held for sale	115,377	3.48%	105,279	3.52%	115,372	3.53%
Loans and leases [1]	40,131,334	4.22%	40,179,007	4.21%	39,845,470	4.31%
Total interest-earning assets	53,907,128	3.42%	53,080,482	3.46%	53,054,129	3.49%
Cash and due from banks	591,347		743,618		764,518
Allowance for loan losses	(621,348)		(609,233)		(607,317)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	22,135		24,355		26,848
Other assets	2,564,121		2,564,199		2,692,339
Total assets	$57,477,512		$56,817,550		$56,944,646

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$24,514,516	0.16%	$24,214,265	0.16%	$24,089,519	0.16%
Time	2,300,593	0.43%	2,372,492	0.43%	2,426,878	0.45%
Foreign	325,640	0.14%	351,873	0.14%	325,013	0.15%
Total interest-bearing deposits	27,140,749	0.18%	26,938,630	0.18%	26,841,410	0.19%
Borrowed funds:
Federal funds and other short-term borrowings	214,287	0.14%	219,747	0.14%	205,507	0.13%
Long-term debt	1,081,785	7.10%	1,091,706	7.03%	1,102,673	6.81%
Total borrowed funds	1,296,072	5.95%	1,311,453	5.87%	1,308,180	5.76%
Total interest-bearing liabilities	28,436,821	0.44%	28,250,083	0.45%	28,149,590	0.44%
Noninterest-bearing deposits	20,984,073		20,545,395		20,706,849
Other liabilities	559,722		612,752		563,014
Total liabilities	49,980,616		49,408,230		49,419,453
Shareholders’ equity:
Preferred equity	1,004,031		1,004,015		1,004,006
Common equity	6,492,865		6,405,305		6,521,187
Total shareholders’ equity	7,496,896		7,409,320		7,525,193
Total liabilities and shareholders’ equity	$57,477,512		$56,817,550		$56,944,646

Spread on average interest-bearing funds		2.98%		3.01%		3.05%

Net yield on interest-earning assets		3.18%		3.22%		3.25%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 14
July 20, 2015

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In thousands, except per share amounts)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)	$7,530,175	$7,454,298	$7,369,530	$7,322,159	$6,700,090
Preferred stock	(1,004,032)	(1,004,032)	(1,004,011)	(1,004,006)	(1,004,006)
Goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles	(20,843)	(23,162)	(25,520)	(28,160)	(30,826)
Tangible common equity (non-GAAP) (a)	$5,491,171	$5,412,975	$5,325,870	$5,275,864	$4,651,129

Common shares outstanding (b)	203,741	203,193	203,015	202,898	185,113

Tangible book value per common share (non-GAAP) (a/b)	$26.95	$26.64	$26.23	$26.00	$25.13

	Three Months Ended
(Dollar amounts in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)	$(1,100)	$75,279	$66,761	$79,127	$104,490

Adjustments, net of tax:
Amortization of core deposit and other intangibles	1,472	1,496	1,676	1,690	1,735
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$372	$76,775	$68,437	$80,817	$106,225

Average common equity (GAAP)	$6,492,865	$6,405,305	$6,521,187	$6,221,344	$5,744,696
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles	(22,135)	(24,355)	(26,848)	(29,535)	(32,234)
Average tangible common equity (non-GAAP) (b)	$5,456,601	$5,366,821	$5,480,210	$5,177,680	$4,698,333

Number of days in quarter (c)	91	90	92	92	91
Number of days in year (d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	0.03%	5.80%	4.95%	6.19%	9.07%

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ZIONS BANCORPORATION
Press Release – Page 15
July 20, 2015

	Three Months Ended
(Dollar amounts in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Efficiency Ratio

Noninterest expense (GAAP) (a)	$404,100	$397,461	$422,666	$438,536	$406,027
Adjustments:
Severance costs	1,707	2,253	1,747	4,919	1,215
Other real estate expense	(445)	374	(3,467)	875	(266)
Provision for unfunded lending commitments	(2,326)	1,211	1,699	(16,095)	6,779
Debt extinguishment cost	2,395	—	—	44,422	—
Amortization of core deposit and other intangibles	2,318	2,358	2,640	2,665	2,736
Restructuring costs	650	—	—	—	—
Total adjustments	4,299	6,196	2,619	36,786	10,464

Add-back of adjustments (b)	(4,299)	(6,196)	(2,619)	(36,786)	(10,464)
Adjusted noninterest expense (non-GAAP) (a+b)=(c)	$399,801	$391,265	$420,047	$401,750	$395,563

Taxable-equivalent net interest income (GAAP) (d)	$428,015	$421,581	$434,789	$420,850	$420,202
Noninterest income (GAAP) (e)	421	121,822	129,396	116,071	124,849
Adjustments:
Fair value and nonhedge derivative income (loss)	1,844	(1,088)	(961)	44	(1,934)
Equity securities gains, net	4,839	3,353	9,606	440	2,513
Fixed income securities gains (losses), net	(138,436)	(239)	(11,620)	(13,901)	5,026
Total adjustments	(131,753)	2,026	(2,975)	(13,417)	5,605

Add-back of adjustments (f)	131,753	(2,026)	2,975	13,417	(5,605)
Adjusted taxable-equivalent net interest income and noninterest income (non-GAAP) (d+e+f)=(g)	$560,189	$541,377	$567,160	$550,338	$539,446

Efficiency ratio (c/g)	71.4%	72.3%	74.1%	73.0%	73.3%

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company and in predicting future performance. These non-GAAP financial measures are used by management to assess the performance of the Company’s business or its financial position for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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